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                           EXHIBIT 10.10




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              THE AMERICAN INSTITUTE OF ARCHITECTS


                        AIA Document B141

     STANDARD FORM OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                          1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH
   AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR
                          MODIFICATION.

AGREEMENT

made as of the Twenty-seventh day of July in the year of Nineteen
Hundred and Ninety Five

BETWEEN the Owner:
(Name and address)       Rio Hotel & Casino, Inc.
                         3700 West Flamingo Road
                         Las Vegas, Nevada  89103

and the Architect:
(Name and address)       Anthony A. Marnell II, Chtd.
                         4495 South Polaris Avenue
                         Las Vegas, Nevada  89103

For the following Project:
(Include detailed description of Project, location, address and scope)

                    RIO PHASE 5 EXPANSION

                    Architect's Project No. AAM 205-95

                        See Attachment #1

The Owner and Architect agree as set forth below.

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  TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                            ARTICLE 1

                  ARCHITECT'S RESPONSIBILITIES

1.1   ARCHITECT'S SERVICES

1.1.1   The  Architect's  services  consist  of  those   services
performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. Upon request of the Owner, the Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.3 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.

                            ARTICLE 2

               SCOPE OF ARCHITECT'S BASIC SERVICES

2.1   DEFINITION

2.1.1 The Architect's Basic Services consist of those described in Paragraphs 2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, mechanical and electrical engineering services.

2.2   SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall review the program furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other, subject to the limitations set forth in Subparagraph 5.2.1.

2.2.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design

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Documents consisting of drawings and other documents illustrating the  scale  and relationship of Project components.

2.2.5 The Architect shall submit to the Owner a preliminary estimate of Construction Cost based on current area, volume or other unit costs.

2.3   DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approves Schematic Design Documents and any adjustments authorized by the Owner in the program schedule or construction budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 The Architect shall advise the Owner of any adjustments to the preliminary estimate of Construction Cost.

2.4   CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the construction budget authorized by the Owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project.

2.4.2 See Exhibit "A."

2.4.3 The Architect shall advise the Owner of any adjustments to previous preliminary estimates of Construction Cost indicated by changes in requirements or general market conditions.

2.4.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5   BIDDING OR NEGOTIATION PHASE

2.5.1 See Exhibit "A."

2.6  CONSTRUCTION  PHASE  - ADMINISTRATION  OF  THE  CONSTRUCTION
     CONTRACT

2.6.1 See Exhibit "A."

2.6.2 See Exhibit "A."

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2.6.3  Duties, responsibilities and limitations of  authority  of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect with consent of the Contractor, which consent shall not be unreasonably withheld.

2.6.4 The Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractor is due, and (2) as an Additional
Service at the Owner's direction from time to time during the correction period described in the Contract for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. However, the Architect shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. On the basis of one-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work. (More extensive site representation may be agreed to as an Additional Service, as described in Paragraph 3.2.)

2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility under the Contract for
Construction. The Architect shall not be responsible for the Contractor's schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Except as may otherwise be provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect.

2.6.9 See Exhibit "A."

2.6.10    See Exhibit "A."

2.6.11 The Architect shall have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with the provisions of the

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Contract  Documents,  whether  or  not  such Work is  fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors,
material   and equipment  suppliers, their agents or employees or
other  persons performing portions of the Work.

2.6.12 The Architect shall review and approve or take other appropriate action upon Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Work or in the construction of the Owner or of separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractor, all of which remain the responsibility of the Contractor to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.6.13    See Exhibit "A."

2.6.14    See Exhibit "A."

2.6.15 The Architect shall interpret and decide matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made with reasonable promptness and within any time limited agreed upon.

2.6.16 Interpretations and decisions of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractor relating to the execution or progress of the Work as provided in the Contract Documents.

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2.6.19    The Architect's decisions on claims, disputes or  other
matters, including those in question between the Owner and Contractor, except for those relating to aesthetic effect as provided in Subparagraph 2.6.17, shall be subject to arbitration as provided in this Agreement and in the Contract Documents.

                            ARTICLE 3

                       ADDITIONAL SERVICES

3.1   GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Architect shall have no obligation to provide those services.

3.2   PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 See Exhibit "A."

3.2.2 See Exhibit "A."

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3   CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications or other documents when such revisions are:

      .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

      .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

      .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

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3.3.2  Providing services required because of significant changes in the Project including, but not limited to, size, quality, complexity, the Owner's schedule, or the method of bidding or negotiating and contracting for construction, except for services required under Subparagraph 5.2.5.

3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, evaluating Contractor's proposals, and providing other services in connection with Change Orders and Construction Change Directives.

3.3.4   Providing   services   in  connection   with   evaluating
substitutions proposed by the Contractor and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

3.3.5  Providing  consultation  concerning  replacement  of  Work
damaged   by  fire  or  other  cause  during  construction,   and
furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the default of the Contractor, by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

3.3.7 See Exhibit "A."

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternative, separate or sequential
bids   or   providing  services  in  connection   with   bidding,
negotiation or construction prior to the completion of the Construction Documents Phase.

3.4   OPTIONAL ADDITIONAL SERVICES

3.4.1 Providing analyses of the Owner's needs and programming the requirements of the Project.

3.4.2 Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys, site evaluation or comparative studies of prospective sites.

3.4.4 See Exhibit "A."

3.4.5 Providing services relative to future facilities, systems and equipment.

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof.

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

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3.4.8   Providing  coordination  of  construction  performed   by
separate   contractors  or  by  the  Owner's   own   forces   and
coordination of services required in connection with construction performed and equipment supplied by the Owner.

3.4.9 Providing services in connection with the work of a construction manager or separate consultants retained by the Owner.

3.4.10    Providing detailed estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material, equipment and labor.

3.4.12    Providing analyses of owning and operating costs.

3.4.13    See Exhibit "A."

3.4.14 Providing services for planning tenant or rental spaces.

3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by the Contractor to the Architect.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18    See Exhibit "A."

3.4.19 Providing services of consultants for other than architectural, structural, mechanical and electrical engineering portions of the Project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

                            ARTICLE 4

                    OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information regarding requirements for the Project, including a program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project, including the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

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4.3    If  requested  by the Architect, the Owner  shall  furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

4.4   See Article 12.

4.5 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structure; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a Project benchmark.

4.6   See Exhibit "A."

4.6.1 The Owner shall furnish the services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Architect.

4.7 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.8 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.9 The services, information, surveys and reports required by Paragraphs 4.5 through 4.8 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.10 Prompt written notice shall be given by the Owner to the Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of this Agreement.

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                            ARTICLE 5

                        CONSTRUCTION COST

5.1   DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

5.1.3 Construction Cost does not include the compensation of  the
Architect  and Architect's consultants, the costs  of  the  land,
rights-of-way,   financing  or  other   costs   which   are   the
responsibility of the Owner as provided in Article 4.

5.2   RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 Evaluations of the Owner's Project budget, preliminary estimates of Construction Cost and detailed estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the Furnished, proposal or establishment of a Project budget, unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Architect shall be permitted to include contingencies for design, bidding and price escalation, to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids to adjust the Construction Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of an increase in the Contract Sum occurring after execution of the Contract for Construction.

5.2.3 If the Bidding or Negotiation Phase has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of pries in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4 If a fixed limit of Construction Cost (adjusted as provided in Subparagraph 5.2.3) is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

      .1 give written approval of an increase in such fixed limit;

      .2 authorize rebidding or renegotiating of the Project within a reasonable time;

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      .3 if  the  Project  is abandoned, terminate in  accordance with Paragraph 8.3; or

      .4 cooperate in revising the Project scope and quality as required to reduce the Construction cost.

5.2.5 If the Owner chooses to proceed under Clause 5.2.5.5, the Architect, without additional charge, shall modify the Contract Documents as necessary to comply with the fixed limit, if established as a condition of this Agreement. The modification of Contract Documents shall be the limit of the Architect's responsibility arising out of the establishment of a fixed limit. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.

                            ARTICLE 6

                  USE OF ARCHITECT'S DRAWINGS,
               SPECIFICATIONS AND OTHER DOCUMENTS

6.1 The Drawings, Specifications and other documents prepared by the Architect for this Project are instruments of the Architect's service for use solely with respect to this Project and, unless otherwise provided, the Architect shall be deemed the author of these documents and shall retain all common law, statutory and other reserved rights, including the copyright. The Owner shall be permitted to retain copies, including reproducible copies, of the Architect's Drawings, Specifications and other documents for information and reference in connection with the Owner's use and occupancy of the Project. The Architect's Drawings, Specifications or other documents shall not be used by the Owner or others on other projects, for additions to this Project or for completion of this Project by others, unless the Architect is adjudged to be in default under this Agreement, except by agreement in writing and with appropriate compensation to the Architect.

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights.

                            ARTICLE 7

                           ARBITRATION

7.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

7.2 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

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7.3   No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Architect, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

7.4 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                            ARTICLE 8

             TERMINATION, SUSPENSION OR ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, the Architect may terminate this Agreement by giving written notice.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 8.7.

8.7    Termination  Expenses are in addition to compensation  for
Basic and Additional Services, and include expenses which are directly attributable to termination. Termination Expenses shall be computed as a percentage of the total compensation for basic Services and Additional Services earned to the time of termination, as follows:

      .1 Twenty percent of the total compensation for Basic and Additional Services earned to date if termination occurs before or during the predesign, site analysis, or Schematic Design Phases; or

      .2 Ten percent of the total compensation for Basic and Additional Services earned to date if termination occurs during the Design Development Phase; or

      .3 Five percent of the total compensation for Basic and Additional Services earned to date if termination occurs during any subsequent phase.

                            ARTICLE 9

                    MISCELLANEOUS PROVISIONS

9.1 Unless otherwise provided, this Agreement shall be governed by the law of the principal place of business of the Architect.

9.2   See Exhibit "A."

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4   See Exhibit "A."

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7    Nothing  contained  in  this  Agreement  shall  create   a
contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

9.9 The Architect shall have the right to include representations of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

                           ARTICLE 10

                    PAYMENTS TO THE ARCHITECT

10.1  DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2  REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1   Expense  of  transpiration  in  connection  with   the
Project; expenses in connection with authorized out-of-town travel; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2  See Exhibit "A."

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

10.2.1.4  See Exhibit "A."

10.2.1.5 Expense of additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of that normally carried by the Architect and Architect's consultants.

10.2.1.6  See Exhibit "A."

10.3  PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 11.2.2.

10.3.3 If and to the extent that the time initially established in Subparagraph 11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or (2) if no such bid or proposal is received, the most recent preliminary estimate of Construction Cost or detailed estimate of Construction Cost for such portions of the Project.

10.4  PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES

10.4.1     Payments  on  account  of the  Architect's  Additional
Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5  PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6  ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

                           ARTICLE 11

                      BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of Zero Dollars ($0) shall be made upon execution of this Agreement and credited to the Owner's account at final payment.

11.2  BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be computed as follows:
(Insert basis of compensation, including stipulated sums, multiples or percentages, and identify phases to which particular methods of compensation apply, if necessary.)

      See Attachment #2

11.2.2 Where compensation is based on a stipulated sum or percentage of Construction Cost, progress payments for Basic
Services in each phase shall total the following percentages of the total Basic Compensation payable:
(Insert additional phases as appropriate)


Schematic Design Phase:                      Ten percent (10%)
Design Development Phase:                    Twenty percent (20%)
Construction Documents Phase:                Sixty percent (60%)
Bidding or Negotiation Phase:                Zero percent (0%)
Construction Phase:                          Ten percent (10%)

Total  Basic Compensation                    One hundred percent
(100%)


11.3  COMPENSATION FOR ADDITIONAL SERVICES

11.3.1 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 3.2, compensation shall be computed as follows:

       Compensation shall be paid to the Architect in an amount and at the times as may be agreed upon between Owner and Architect, should project representation beyond Basic Services be required and authorized by Owner.

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Articles 3 and 12, other than (1) Additional Project Representation, as described in Paragraph 3.2, and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows:
(Insert basis of compensation, including rates and/or multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply, if necessary.)

      a. Total  hours  per  classifications  multiplied  by   (x)
          hourly rate;

      b. Total payroll of all classifications multiplied (x) by .30 (insurance/payroll tax burden);

      c. total payroll including payroll taxes multiplied by (x) one and one-half times.

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional Services, a multiple of one and one quarter (1.25) times the amounts billed to the Architect for such services.
(Identify specific types of consultants in Article 12, if required.)

11.4  REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of one and one quarter (1.25) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project.

11.5  ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within twenty (20) months of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2.

11.5.2 Payments are due and payable twenty-one (21) days from the date of the Architect's invoice. Amounts unpaid twenty-two
(22) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

(Interest rate of interest agreed upon). Current prime rate of interest plus 2% as that rate is established by Bank of America of Nevada.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion or modifications, and also regarding requirements such as written disclosures or waivers.)

11.5.3     The  rates  and  multiples set  forth  for  Additional
Services shall be annually adjusted in accordance with normal salary review practices of the Architect.

ARTICLE 12

OTHER CONDITIONS OR SERVICES

(Insert  descriptions  of  other  services,  identify  Additional
Services included within Basic Compensation and modifications to the payment and compensation terms included in this Agreement.)

ARCHITECT'S RELATIONSHIP WITH CONTRACTOR

12.1 The Owner acknowledges that the Architect on this Project is a professional corporation which is owned by Anthony A. Marnell II, who, in addition to being a licensed Architect within the State of Nevada, is also the majority stockholder of Marnell Corrao Associates, Inc., the Contractor on this Project. The
Owner acknowledges this relationship between Architect and Contractor and accepts in every respect this close association between the two of them. In light of the special relationship existing between the Architect and Contractor, the Owner agrees that in case of termination of the Contractor for whatever reason, the terms and conditions of this Agreement will, at the option of the Architect, be renegotiated. The Owner and Architect agree that all documents provided herein shall be solely for use on this Project, and the Owner understands and agrees that Marnell Corrao Associates, Inc., shall be the General Contractor on this Project.

OWNER'S PROJECT REPRESENTATIVE

12.2 The Owner shall designate representative(s) authorized to act in the Owner's behalf with respect to this Project. The Owner or such authorized representative(s) shall examine the documents submitted by the Architect and shall render decisions pertaining thereto promptly, to avoid unreasonable delay in the progress of the Architect's services. For purposes of this Agreement, the representative(s) shall be _______________________ (to be completed by Owner).

INSURANCE

12.3 The Architect shall effect and maintain insurance to protect himself from claims under Workmen's Compensation Acts; claims for damages because of bodily injury including personal injury, sickness or disease, or death of any of his employees, and for claims for damages because of injury to or destruction of tangible property including loss of use resulting therefrom; and from claims arising out of the performance of professional services caused by any errors, omissions or negligent acts of the Architect. Architect shall secure Professional Liability Insurance in the amount of ONE MILLION DOLLARS ($1,000,000) and shall remain in full force and effect during the entire course of the work and shall endeavor to maintain that dollar amount of insurance for a period of seven (7) years after completion of the Project.

This Agreement entered into as of the day and year first written above.
(Article 12: Continued on Next Page)


 OWNER                        ARCHITECT


(Signature)                   (Signature)


(Printed name and title)      (Printed name and title)

(Article 12: Continued)

OTHER SERVICES

12.4 The Architect shall furnish the services to provide and be responsible for any submissions and/or the coordination required to gain approval by any public or private company and/or other governmental agencies having jurisdiction over the Project including the Paradise Town Board, Clark County Planning Commission; Clark County Commissioners; Clark County Department of Building and Safety; Clark County Fire Department; State of Nevada Fire Marshall; Las Vegas Valley Water District; Clark County Sanitation District; Nevada Power Company; Central Telephone Company and Southwest Gas Corporation. The Architect hereby acknowledges that other professional Architectural and Engineering services provided for within this Agreement which are beyond the normal Architectural, Structural, Mechanical and Electrical Engineering services for the Project are as follows:

       A. Soils Investigation Report and Foundation Engineering.
       B. Civil Engineering.
       C. Food and Beverage Service Equipment Design and
          Specifications.
       D. Traffic Investigation and Report.
       E. Hotel Tower Glazing System Design and Specifications.
       F. Life Safety Systems Design and Consultation.
       G. Interior and Exterior Signage/Lighting Design
          Consultation.
       H. Sound and Page Design and Consultation.
       I. Interior Design Documents/Specifications and
          Consultation.
       J. Landscape Design Documents and Specifications.
       K. Drainage Study and Update.

Where individuals are specifically designated, Owner and Architect grant each other the right to substitute other individuals in the event of death, disability, or dismissal with approval of the other party with such approval not to be unreasonably withheld.

The Architect shall provide lien releases for the Project from all consultants upon completion and final payment for the Project to Architect, only if requested by Owner.

OTHER OWNER'S RESPONSIBILITIES

12.5 The Owner shall furnish the services of a Professional Engineer to provide those services which may include a Traffic Report and/or a Drainage Flood Report should they be required to gain approval by any public or private company and/or other governmental agencies having jurisdiction over the Project.

ATTACHMENT #1

     WHEREAS, the Owner intends to design, construct and maintain a new forty one (41) story hotel tower addition to the existing Rio Hotel and Casino and provide some 1,025 guest rooms with a restaurant and lounge at the top floor. Also included in the expansion of the main casino is back of house and support areas; a second level restaurant/retail and support area; basement support and the main entrance Ring Road are being re-aligned.

      Additionally being constructed is a 4-level Parking Garage for public parking and a 3- Level Valet Parking Garage. Also included is the expansion of the pool/recreation area onto the existing parking deck adjacent to the pool area. A detailed listing is as follows:

 I. SITE

      A.  ROADWAYS (Approximately 11.2 Acres)

          - New entry re-alignment at Hotel Rio Drive (includes 4 exit lanes to Flamingo).
           - Two entrance lanes off Flamingo Road.
           - Three entrance lanes to Porte Cochere.
           - Five Ring Road lanes from front of project back to Employee Parking area.
           - One exit lane to (Flamingo Road) from Parking Garage Area to Hotel Rio Drive.
           - One  valet  lane from Parking Garage area  to  Porte
             Cochere.
           - Three lanes off Ring Road to Parking Garage self parking.
           - New Valet Parking tunnel extension.
           - Re-align Ring Road on West side (adjacent to  Valley
             View) for new Valet Garage.

      B.  SURFACE PARKING

          - Re-align self parking east and north of existing parking deck.
          -  Re-align valet parking parallel with Flamingo Road.
          - Provide new Employee Parking on new Cind-R-Lite parcel and at Old Valley Foods property.

     C.   LANDSCAPE

          -  Landscape   modifications  as   required   for   new
             construction as a part of this expansion.

II.  HOTEL/CASINO BUILDING

      A.  BASEMENT

          NEW

          1. Approximately   78,500  sf  of  new   basement   (to
             include):

             Receiving dock; dry storage; central plant facilities; housekeeping; training rooms; security offices; employee lounges; wine cellar; liquor storage andfresh seafood butcher shop; show dressing rooms/lockers/storage; retail storage and miscellaneous back of house storage. Also a new tunnel extension to connect to existing tunnels.

          REMODEL AREAS:

          2. Phase IV Human Resources/Payroll areas to be re-aligned towards existing storage area .

          3. Uniform issue area to be reworked and expanded into existing training area.

      B.  FIRST FLOOR

          NEW

          1. Approximately 120,000 sf of new first floor (to include):

             New   casino  (26,900  sf);  three  (3)  restaurants
             (17,100  sf);  eight (8) retail spaces (11,300  sf);
             restrooms; hardcount; softcount; associated back of house spaces and circulation.

             Front Desk Hotel Registration Office and baggage expansion (5,780 sf).

          REMODEL AREAS:

          2. Existing   hard  count  and  public  restrooms   (at
             existing east expansion) to removed and replaced with expanded casino and a new vestibule entrance.

             Front Desk Hotel Registration/Lobby re-alignment.

     C.   SECOND FLOOR

          NEW

          1. Approximately  79,000  sf  new  second   floor   (to
             include):

             Two  (2)  restaurants (8,400 sf); 13  retail  spaces
             (20,800  sf);  one  (1)  night  club  (11,300   sf);
             associated back of house spaces and circulation.

      D.  THIRD FLOOR (TOWER)

          NEW

          1. Approximately 23,950 sf new third floor within Hotel Tower footprint (to include):

             Two  (2)  wedding  chapels;  reception  space;  room
             service   kitchen;   Two   (2)   Honeymoon   Suites;
             associated back of house spaces and circulation.

          2. Approximately 5,000 sf of new third floor (to include):

             Night  Club (3,000 sf); Show Control Room (800  sf);
             Mechanical Room (1,200 sf)

      E.  HOTEL TOWER (4th thru 41st)

          NEW

          1.   Typical Floors 4-39

               -  Approximately 26,550 sf each floor
               -  Twenty-six (26) typical suites each floor.
               -  Two (2) end hospitality suites each floor.
               -  Twenty-second floor Exercise Room.

          2.   40th Floor

               -  Approximately 18,870 sf
               - Approximately 220 seat restaurant with outdoor balcony
               -  Two (2) Hospitality suites
               - One (1) Hospitality suite with outdoor balcony and swimming pool
               -  One  (1) Typical Guest Room interconnecting  to
                  Hospitality Suite

          3.   41st Floor

               -  Approximately 11,500 sf.
               -  One (1) Lounge with outdoor balcony
               -  One   (1)   Presidential  Suite  with   outdoor
                  balcony and swimming pool.

           4.  42nd & 43rd Floors

               -  Approximately 4,750 sf each floor
               -  Mechanical and Machine Rooms
               -  Radio Room

III. POOL/RECREATION AREA

     A.   EXISTING POOL AREA

               - New Pool (approximately 5,000 sf) with new decking around.

      B.  POOL  RECREATION  AREA (to be constructed  on  existing
          Parking Deck (approximately 70,000 sf) to include):

                - New Deck Lounge area
                - Two (2) new Sand Volleyball Courts
                - Sports    courts   (i.e.   Bocce    Ball    and
                  Shuffleboard)
                - various landscape areas
                - water spray-down elements

     C.   VEHICLE SERVICE RAMP

               - Approximately 2,160 sf from parking area up to Recreation Deck.

      D.  PEDESTRIAN WALKWAY

               - Extension of existing walkway (adjacent to pool area), between new Recreation Deck and New Casino Building - approximately 7,000 sf.

      E.  POOL EQUIPMENT ROOM

               -  Approximately  260  sf  for  new   pool   room,
                  located  at  existing lower  level  of  Parking
                  Deck.

IV.  PARKING GARAGES

     A.   PUBLIC PARKING GARAGE

               -  Four (4) levels (3 raised)
               -  Approximately 418,000 sf / 1,080 spaces

     B.   VALET PARKING GARAGE

               -  Three (3) levels (1 Basement / 1 raised)
               -  Approximately 175,000 sf / 470 spaces

     For purposes of this Agreement, the Scope of Work delineated above shall be titled: Rio Phase S Expansion, Architect's Project
AAM 205-95, hereinafter referred to as the "Project".

ATTACHMENT #2

BASIC COMPENSATION

11.2.1 For BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as a part of Basic
Compensation shall be computed as follows:

Basic Compensation shall be the Architectural and Engineering Fee, calculated at four and twenty-five percent (4.25%) of actual construction costs including specialty equipment (i.e. food and bar service equipment, elevators, lighting, sound equipment, etc., and actual F.F. & E. buyout, which includes: wallcovering, carpet, specialty lighting, fixtures, furnishings, millwork and finishes). This Architectural and Engineering Fee would equal to four and twenty-five percent (4.25 %) of the Construction/F.F. &
E.  costs,  or  Six Million Six Hundred Thirty Thousand  Dollars,
($6,630,000).

Owner shall be invoiced monthly in Twenty (20) equal payments of Three Hundred Thirty-One Thousand, Five Hundred Dollars ($331,500) commencing June 1995 and continuing through January 1997 for "Basic Services" rendered by the Architect, and shall be invoiced separately for any expenses incurred for Additional Services of the Architect, Additional Services of Consultants and Reimbursable Expenses.

EXHIBIT "A"

2.4.2 The Architect shall assist the Owner in the preparation of necessary bidding information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and Contractor.

Amended to read:

2.4.2 The Architect shall assist the Owner, only if requested  by
the   Owner,   in  the  preparation  of  the  necessary   bidding
information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and Contractor.

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the latest preliminary estimate of Construction Cost, shall assist the Owner in obtaining bids of negotiated proposals and assist in awarding and preparing contracts for construction.

Amended to read:

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the latest preliminary estimate of Construction Cost, shall assist the Owner and negotiated Contractor, only if requested by Owner, in obtaining bids of negotiated proposals and assist in awarding and preparing contracts for construction.

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the final Certificate for Payment or 60 days after the date of Substantial Completion of the Work unless extended under the terms of Subparagraph 10.3.3.

Amended to read:

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the Final Certificate for Payment by the Contractor or 60 days after the date of Substantial Completion of the Work, unless extended under the terms of Subparagraph 10.3.3.

2.6.2 The Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement, unless otherwise provided in this Agreement.

Amended to read:

2.6.2 The Architect shall provide administration of the Contract for Construction as set forth below, unless otherwise provided in this Agreement

2.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor.

Amended to read:

2.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor, only if requested by the Owner.

2.6.10    Delete.

2.6.13 The Architect shall prepare Change Orders and Construction Change Directives, with supporting documentation and data if deemed  necessary  by the Architect as provided in  Subparagraphs
3.1.1 and 3.3.3 for the Owner's approval and execution in accordance with the Contract Documents, and may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents.

Amended to read:

2.6.13 The Architect may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents.

2.6.14 The Architect shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, shall receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

Amended to read:

2.6.14 The Architect shall forward to the Owner for the Owner's review and records, any other written warranties and related documents required by the Contract Documents and not received, assembled and issued directly to the Owner by the Contractor.

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

Amended to read:

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required by the Owner, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties,
responsibilities   and  limitations  of  authority   of   Project
Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

Amended to read:

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect.

3.3.7 Delete.

3.4.4  Providing  special  surveys,  environmental  studies   and
submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

Amended to read:

3.4.4 Providing special surveys, environmental studies and submission required for approvals of governmental authorities or others having jurisdiction over the Project beyond that normally required to gain public hearing before the Clark County Planning Commission and Clark County Commissioners with regard to Architectural Review, Variance, etc. if required.

3.4.13     Delete.

3.4.18 Providing services after issuance to the Owner of the final Certificate for Payment; or in the absence of a final
Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work.

Amended to read:

3.4.18 Providing services after issuance to the Owner of the final Certificate for Payment by the Contractor, or in the absence of a final Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work

4.6   Delete.

9.2   Delete.

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

Amended to read:

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

10.2.1.2 Expense of reproductions, postage and handling of Drawings, Specifications and other documents.

Amended to read:

10.2.1.2 Expense of reproducing photographs and other documents other than those used by the Architect for his Consultants or in-house use.

10.2.1.4 Expense of renderings, models and mock-ups requested by the Owner.

Amended to read:

10.2.1.4 Expense of additional renderings, artwork, not provided for by Architect, and/or models and mock-ups as specifically requested by the Owner for his exclusive use on the Project.

10.2.1.6  Delete.

ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

      AGREEMENT made this 1st day of November, 1995, by and between A. A. Marnell II Chtd. with offices located at 4495 South Polaris Avenue, Las Vegas, Nevada 89103 (hereinafter call ("Assignor") and RIO PROPERTIES, INC., a Nevada corporation, with offices located at 3700 W. Flamingo Road, Las Vegas, Nevada 89103 (hereinafter call "Assignee").

RECITALS

     WHEREAS,  Assignor  has  created and  authored  various
          Works  (hereinafter  "Works"),  included  but  not
          limited to the hotel and related facility concepts, names, plans, designs, schematics, blue prints, renderings, color applications and layouts for the Rio Hotel and Casino in Las Vegas, Nevada, all of which constitute protectable intellectual properties including but not limited to copyright, patent and trade secret interests, which may give rise to trademark and trade dress rights, (hereinafter "Interests"); all pursuant to Architectural Agreement entered into by and between Assignor and Assignee dated July 27, 1995.

     WHEREAS, Assignor desires to transfer entire ownership in the Work(s), and all Interests therein, to Assignee for which Assignee has agreed to give
          Assignor adequate consideration;

     WHEREAS, Assignor and Assignee further acknowledge that such an Agreement must be in writing and signed by Assignor in order to be valid and binding, the Parties thus agree that this Assignment shall constitute that writing.

          IT IS THEREFORE agreed between Assignor and Assignee as follows:

     1. Grant of Rights. Assignor hereby grants, transfers, assigns, and conveys to Assignee, its successors and assigns, the entire title, right, interest, ownership and all subsidiary rights in and to the Works, and all Interests therein, which Assignor may possess as the author or owner of the Works. Those Works shall include but not be limited to those Works set forth in Attachment I attached hereto and incorporated herein by reference. Said Grant of Rights shall include but not be limited to Assignor agreeing to assist and aid Assignee in any efforts or actions undertaken by Assignee to protect the Interests applicable to the Works, such actions including but not limited to securing registration of copyrights, trademarks (Federal or state), trade dress, or patent(s) therein which resulting registrations shall be in Assignee's name as claimant, and the right to secure renewals, reissues, and extension of any Intellectual Property interests in the United States of America or any foreign country.

     2. Consideration. Assignor and Assignee further agree and acknowledge that the consideration for Assignment by Assignor shall be deemed to be (20%) twenty percent of architectural fees to be paid pursuant to above referred Agreements. The Parties hereto further agree that said consideration is full and adequate compensation for such Assignment by the Assignor to the Assignee.

      3. Warranty of Interests. Assignor hereby confirms and warrants to Assignee that as of the date of this Assignment, Assignor is the lawful owner of good and marketable title in and to all of the works and interests therein described and has the full legal rights to assign the same.

     4.    Execution of Future Documents. The Assignee agrees  to
execute and deliver to Assignor any and all documents that may be
necessary  or  are  helpful  to  the  Assignee  in  securing   or
perfecting the registration of the rights conveyed herein.

     5.    MISCELLANEOUS  PROVISIONS.  THE  FOLLOWING  PROVISIONS
SHALL FURTHER APPLY TO THIS ASSIGNMENT:

          a. Scope of Agreement. All terms of this Agreement are applicable to any portion or part of the Works, as well as the Works in their entirety.

          b. Construction. For purposes of construction of this Agreement, the language used herein shall be construed as the language of both parties and neither party shall be deemed the draftee.

          c. Notices. Any notice which either party desires to give to the other in connection with this Agreement shall be given in writing and shall be mailed by certified mail or by registered mail to the address herein set forth, return receipt requested, and such notice shall be deemed to have been received by the other party upon such mailing. Each party may change its address by written notice in accords with this provision.

          d. Waiver. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power for all or any other time.

          e. Arbitration. In the event a dispute arises between the parties as to any term or condition in this Agreement, the parties agree to resolve such dispute by submitting the dispute to binding arbitration before the Nevada Arbitration Association, or American Arbitration Association in Las Vegas, Nevada. The decision of the Arbitration shall be conclusive and enforceable by any court of competent jurisdiction. The prevailing party shall be entitled to its reasonable attorney fees.

          f. Interpretation and Enforcement. This Agreement shall be interpreted under applicable intellectual property laws of the United States, including but not limited to the Copyright Act, the Trademark Act as Revised, patent laws of the United States, as well as any other and such applicable laws of the State of Nevada.

          g. Severability. All non-material terms and conditions of this Agreement shall be severable one from the other so should any provision be held illegal or unenforceable by a competent court of jurisdiction, the remaining provisions shall remain in effect.

          h. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto relating as to transfer of Assignor's rights in the Works and supersedes any prior oral or written agreement or understanding between the parties relating to such rights in said Work(s).

      IN WITNESS WHEREOF and intended to be legally bound by, the Parties have hereunder set their hands, the day and the first year written above.


____________________, Assignor      _____________________,Assignee
Anthony A. Marnell II, Chartered    RIO PROPERTIES, INC.
by:   Anthony  A. Marnell II        James A.  Barrett, Jr.
       its President                         its President